EXHIBIT 99

 FORM 4 JOINT FILER INFORMATION

NAME: WESTPARK CAPITAL FINANCIAL SERVICES, LLC

RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER

ADDRESS: 1900 AVENUE OF THE STARS, SUITE 310, LOS ANGELES, CA 90067

DESIGNATED FILER: RICHARD RAPPAPORT

ISSUER AND TICKER SYMBOL: CHINA INTELLIGENT LIGHTING AND ELECTRONICS, INC. (NONE)

DATE OF EVENT REQUIRING STATEMENT: JANUARY 15, 2010

WESTPARK CAPITAL FINANCIAL SERVICES, LLC

BY: /S/ RICHARD RAPPAPORT
NAME: RICHARD RAPPAPORT
TITLE: CHIEF EXECUTIVE OFFICER